Exhibit 99.2

Media Contact:

Stephanie Lerdall, +1 312 244-7805 or stephanie.lerdall@morningstar.com

Investor Relations Contact:

Barbara Noverini, CFA, +1 312 696-6164 or barbara.noverini@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Declares Quarterly Dividend of 30 Cents Per Share

CHICAGO, Dec. 6, 2019—The board of directors of Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, today declared a quarterly dividend of 30 cents per share. The dividend is payable Jan. 31, 2020 to shareholders of record as of Jan. 3, 2020. The 7.1 percent increase from the prior quarterly rate of 28 cents per share results in an annualized dividend of $1.20 per share compared with the prior annualized rate of $1.12 per share.

While subsequent dividends will be subject to board approval, the company expects to pay three additional dividends in 2020:

Record Date	Payable Date
April 3, 2020	April 30, 2020
July 2, 2020	July 31, 2020
October 16, 2020	October 30, 2020

1 of 2

“As an important component of our balanced capital allocation strategy, we’ve consistently increased our dividend every year since its inception in 2010,” said Kunal Kapoor, chief executive officer of Morningstar. “The addition of DBRS to the Morningstar family this year, along with continued strength in our key product areas, gives us confidence in our ability to continue empowering investor success, and by extension, building a sustainably strong business.”

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, and institutional investors in the private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with about $217 billion in assets under advisement and management as of Sept. 30, 2019. The company has operations in 27 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on Twitter @MorningstarInc.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "prospects," or "continue." These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; liability related to the storage of personal information related to individuals as well as portfolio and account-level information; inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; trends in the asset management industry, including the decreasing popularity of actively managed investment vehicles and increased industry consolidation; an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; volatility in the financial sector, global markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business; the failure of acquisitions and other investments to produce the results we anticipate; the failure to recruit, develop, and retain qualified employees; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and the failure to protect our intellectual property rights or claims of intellectual property infringement against us. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

# # #

©2019 Morningstar, Inc. All Rights Reserved.

MORN-C

2 of 2